F5 NETWORKS, INC. ASSUMED SHAPE 2011 STOCK PLAN

On January 24, 2020, Shape Security, Inc. became a wholly-owned subsidiary of F5 Networks, Inc, (the “Company”) (such transaction, “Transaction”). In connection with such Transaction, the Company assumed the Shape Security, Inc. Amended and Restated 2011 Stock Plan.
This F5 Networks, Inc. Assumed Shape 2011 Stock Plan (the “Plan”) is an amendment and restatement effective as of January 24, 2020 of the Shape Security, Inc. Amended and Restated 2011 Stock Plan. All Awards granted under the Plan on or after January 24, 2020 will be governed by the terms of the Plan set forth below. All Awards granted under the Shape Security, Inc. Amended and Restated 2011 Stock Plan as in effect prior to January 24, 2020 will be governed by the terms of the Shape Security, Inc. Amended and Restated 2011 Stock Plan as in effect prior to January 24, 2020 as set forth in Exhibit A to the Plan with Common Stock being shares of the Company, Awards relating to shares of the Company consistent with the exchange ratio in connection with the Transaction, adjustments upon changes in stock relating to the stock of the Company and the Committee being the Company’s Compensation Committee.
1.    PURPOSES.
(a)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants of the Company and its Affiliates.
(b)    Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock.
(c)    General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2.    DEFINITIONS.
(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b)    “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, regulations and requirements shall be in place from time to time.

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(c)    “Award” means any award of an Option, Stock Award or Stock Unit under the Plan.
(d)    “Award Agreement” means a written or electronic agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change in Control; or
(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)    If the Company has filed a registration statement declared effective pursuant to Section 12(g) of the Exchange Act with respect to any of the Company’s securities, a change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

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(g)    “Code” means the Internal Revenue Code of 1986, as amended.
(h)    “Common Stock” means the common stock of the Company.
(i)    “Committee” means a committee appointed by the Board in accordance with Section 3(c).
(j)    “Company” means F5 Networks, Inc., a Washington corporation.
(k)    “Consultant” means any person who was not providing services to the Company or any Affiliate (other than Shape Security, Inc.) prior to January 24, 2020, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services other than as an Employee or as a Director.
(l)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.
For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 10(b), the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
(m)    “Director” means a member of the Board of Directors of the Company who was not providing services to the Company or any Affiliate (other than Shape Security, Inc.) prior to January 24, 2020.
(n)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(o)    “Employee” means any person employed by the Company or an Affiliate who was not providing services to the Company or any Affiliate (other than Shape Security, Inc.) prior to January 24, 2020. Subject to the Applicable Laws, the determination of whether an individual (including a leased and temporary employees) is an Employee hereunder shall be made by the Board (or its Committee), in its sole discretion. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(q)    “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Committee. Unless otherwise determined by the Committee, if the Common Stock is listed on any established stock exchange, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or such other exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination.
(r)    “Officer” means a person who is an officer of the Company.
(s)    “Option” means an Option granted pursuant to Section 6 of the Plan.
(t)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(u)    “Plan” means this F5 Networks Assumed Shape 2011 Stock Plan.
(v)    “Securities Act” means the Securities Act of 1933, as amended.
(w)    “Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.
(x)    “Stock Award” means an Award of Shares granted under Section 7 below, the rights of ownership of which may or may not be subject to restrictions prescribed by the Committee.
(y)    “Stock Unit” means an Award giving the right to receive Shares granted under Section 7 below.
3.    ADMINISTRATION.
(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee or an administrator, as provided in Section 3(c).
(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions, terms and conditions of each Award granted (which need not be identical as among Participants or as among types of Awards), including, without limitation: the time or times when a person shall be permitted to receive Shares or dollars pursuant to an Award, the number of Shares (if any) or dollars (if any) with respect to which an Award shall be granted to each such person, the exercise or purchase price (if any) of an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or

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vice versa), and any other restriction (including forfeiture restriction), limitation or term of any Award, based in each case on such factors as the Board, in its sole discretion, shall determine; provided, however, that such provisions, terms and conditions are not inconsistent with the terms of the Plan.
(ii)    In order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.
(iii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)    To amend the Plan or an Award as provided in Section 12.
(v)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
(c)    Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Board or the Committee may further delegate its authority and responsibilities under the Plan to an Officer. However, if administration is delegated to an Officer, such Officer may grant Awards only within guidelines established by the Board or the Committee, and only the Board or the Committee may make an Award to an Officer or Director. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, or an Officer to whom authority has been delegated), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, and unless otherwise specified by the Board shall retain any authority granted to a Committee or individual hereunder unto itself.
4.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Awards, shall not exceed in the aggregate (including awards under the Shape Security, Inc. Amended and Restated 2011 Stock Plan as set forth in Exhibit A below) One Million Six Hundred Eighty-Eight Thousand Eight Hundred Eighty-Three (1,688,883) Shares.

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(b)    Reversion of Shares to the Share Reserve. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option or otherwise or Shares subject to a Stock Unit or Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. The provisions of this Section 4(b) are qualified by Section 4(a) such that the total number of Shares issued and outstanding under the Plan at any time may not exceed the number set forth in Section 4(a) (as adjusted under Section 11).
(c)    Source of Shares. The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.
5.    ELIGIBILITY.
Awards may be granted to Employees, Directors and Consultants.
6.    OPTION PROVISIONS.
The Board may grant Options intended to qualify as incentive stock options under Section 422 of the Code, or Options other than incentive stock options. Incentive stock options shall be designated as such in the Option Award Agreements for those Options, may only be granted to Employees, shall not relate to more Shares than as provided in Section 4(a) (as adjusted under Section 11) and shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The following rules apply to Options:
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted. In the case of an incentive stock option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate (“10% Owner”), the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)    Exercise Price of an Option. The exercise price of each Option shall be at least equal to the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Option granted to a 10% Owner shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

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(c)    Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, check or wire transfer at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or subsequently by (1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (2) if, as of the date of exercise of an Option the Company then is permitting Employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing methods. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
(d)    Transferability of an Option. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.
(e)    Vesting. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.
(f)    Termination of Continuous Service. In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(g)    Extension of Termination Date. Following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability), if the Participant would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or violate any prohibition on trading on the

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basis of possession of material nonpublic information involving the Company and its business, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such requirements.
(h)    Disability of Participant. In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.
(i)    Death of Participant. In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) or (2) the expiration of the term of such Option as set forth in the Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(j)    Exercise Generally. Options shall be considered exercised when the Company (or its authorized agent) receives (i) written or electronic notice from the person entitled to exercise the Option of intent to exercise a specific number of Shares, (ii) full payment or appropriate provision for payment in a form and method acceptable to the Board or Committee, for the Shares being exercised, and (iii) if applicable, payment or appropriate provision for payment of any withholding taxes due on exercise. An Option may not be exercised for a fraction of a Share.
(k)    Incentive Stock Option Limit. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which incentive stock options are exercisable for the first time by the Employee during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000.00), such Options shall be treated as nonstatutory stock options. For purposes of this Section 6(k), incentive stock options shall be taken into account in the order in which they were granted.
(l)    Administrator Discretion. Notwithstanding the provisions of this Section 6, the Board or the Committee shall have complete discretion exercisable at any time to (i) extend the

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period of time for which an Option is to remain exercisable, following the Participant’s termination of Continuous Service, but in no event beyond the expiration date for the Option, and (ii) permit the Option to be exercised, during the applicable post-termination exercise period, not only with respect to the number of Shares that were vested on the date of termination, but also with respect to additional Shares on such terms and conditions as the Board or Committee may determine.
7.    PROVISIONS OF STOCK AWARDS AND STOCK UNITS.
Each Award Agreement reflecting the issuance of a Stock Award or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each such Award Agreement shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Consideration. A Stock Award or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.
(b)    Vesting; Restrictions. Shares awarded under the Award Agreement reflecting a Stock Award or Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.
(c)    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the Award Agreement.
(d)    Transferability. Rights to acquire Shares under a Stock Award or Stock Unit Award Agreement shall not be transferable except by will or by the laws of descent and distribution, and Shares issued upon vesting of a Stock Award or Stock Unit shall be issuable during the lifetime of the Participant only to the Participant.
8.    COVENANTS OF THE COMPANY.
(a)    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Awards.
(b)    Securities Law Compliance. If the Company does not obtain from any regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

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9.    USE OF PROCEEDS FROM STOCK; UNFUNDED PLAN.
Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the      Company. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards hereunder, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any asset which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor any party authorized to administer the Plan be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor any party authorized to administer the Plan shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

10.    GENERAL.
(a)    Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, become exercisable or be settled in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first vest, be exercised or be settled.
(b)    Leave of Absence. The Board (or any other party to whom such authority has been delegated) shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence consistent with law.
(c)    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to Shares underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Stock Awards or Stock Units. Furthermore, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option may not be contingent, directly or indirectly on the exercise of the Option, and must comply with or qualify for an exemption under Section 409A. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect

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to an Award. Unless otherwise determined by the Board, no dividends or dividend equivalents shall be paid to Participants with respect to Awards.
(d)    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms or, in the case of a Stock Award or Stock Unit, the Shares have been issued to the Participant.
(e)    No Employment or other Service Rights. Nothing in the Plan or any instrument executed or any Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(f)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
(g)    Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result

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of the exercise or acquisition of stock under the Award; (iii) authorizing the Company to withhold amounts from amounts otherwise deliverable to the Participant as a result of Awards; or (iv) delivering to the Company owned and unencumbered Shares.
(h)    Stock Unit Repurchase Limitation. The terms of any repurchase option for a Stock Unit or Share shall be specified in the Award and may be at the Fair Market Value of the stock subject to the Award at the time of repurchase, at the original price or on such terms and conditions as the Board may determine (and as shall be reflected in the Award Agreement); provided however that this Section 10(h) shall in no way limit the Company’s ability to adjust any Award as provided under Section 11 below.
(i)    No Repricing. In no event shall the Board or Committee have the right, without shareholder approval, to (i) lower the price of an Option after it is granted, except in connection with adjustments provided in Section 11; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option at a time when its exercise or grant price exceeds the fair market value of the underlying Share, in exchange for cash or another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section 10(i) shall in no way limit the Company’s ability to adjust Awards as provided under Section 11 below.
(j)    Interpretation of Plan and Awards. In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. All questions arising under the Plan or under any Award shall be decided by the Board or the Committee in its or their total and absolute discretion and such decisions shall be final and binding on all parties.
(k)    Electronic Communication. Any document required to be delivered under the Plan, including under the Applicable Laws, may be delivered in writing or electronically. Signature may also be electronic if permitted by the Board or the Committee, and if permitted by Applicable Law.
(l)    Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.
(m)    Participants in Non-US Jurisdictions. Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Directors who are not U.S. citizens on such

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terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States in which the Company or any Affiliate may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.
(n)    Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.
11.    ADJUSTMENTS UPON CHANGES IN STOCK.
(a)    Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) , and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Option or other Award shall terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a Change in Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent award substituted by the successor corporation or an Affiliate of the successor corporation. The Committee shall not be required to treat all Awards similarly in the transaction.

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Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Awards acquired pursuant thereto, the holder of the Award shall vest in and have the right to exercise his or her outstanding Options as to all of the Shares subject to such Options, including Shares as to which such Option would not otherwise be vested or exercisable, and restrictions on all of the holder’s Awards shall lapse. In addition, if an Option is not assumed or substituted in the event of a Change in Control, the Committee shall notify the optionee in writing or electronically that the Option shall be exercisable for a period of time determined by the Committee in its sole discretion, and any Option not assumed or substituted for shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the Administrator.
For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the Change in Control.
12.    AMENDMENT OF THE PLAN AND AWARDS.
(a)    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of any securities exchange listing requirements.
(b)    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.
(c)    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code or any other Applicable Law.
(d)    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

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(e)    Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
13.    TERMINATION OR SUSPENSION OF THE PLAN.
(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date on which the Plan was first adopted by the Board and shareholders of the Company, which was November 30, 2011. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.
14.    COMPLIANCE WITH LAWS AND REGULATIONS.
The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A and be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or

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complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

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EXHIBIT A

SHAPE SECURITY, INC.
Amended and Restated 2011 STOCK PLAN

Except as otherwise provided in the introductory paragraphs of the F5 Networks, Inc. Assumed Shape 2011 Stock Plan, all Awards granted under the Shape Security, Inc. 2011 Stock Plan on December 27, 2019 or after through January 23, 2020 will be governed by the terms set forth below. Awards granted under the Shape Security, Inc. 2011 Stock Plan as in effect prior to December 27, 2019 will be governed by the terms of the Shape Security, Inc. 2011 Stock Plan as in effect prior to December 27, 2019 as set forth in Appendix A below.
15.    PURPOSES.
(a)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants of the Company and its Affiliates.
(b)    Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock.
(c)    General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
16.    DEFINITIONS.
(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b)    “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, regulations and requirements shall be in place from time to time.
(c)    “Award” means any award of an Option, Stock Award or Stock Unit under the Plan.
(d)    “Award Agreement” means a written or electronic agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

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(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change in Control; or
(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)    If the Company has filed a registration statement declared effective pursuant to Section 12(g) of the Exchange Act with respect to any of the Company’s securities, a change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)    “Code” means the Internal Revenue Code of 1986, as amended.
(h)    “Common Stock” means the common stock of the Company.
(i)    “Committee” means a committee appointed by the Board in accordance with Section 3(c).
(j)    “Company” means Shape Security, Inc., a Delaware corporation.

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(k)    “Consultant” means any person, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services other than as an Employee or as a Director.
(l)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.
For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 10(b), the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
(m)    “Director” means a member of the Board of Directors of the Company.
(n)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(o)    “Employee” means any person employed by the Company or an Affiliate. Subject to the Applicable Laws, the determination of whether an individual (including a leased and temporary employees) is an Employee hereunder shall be made by the Board (or its Committee), in its sole discretion. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Committee. Unless otherwise determined by the Committee, if the Common Stock is listed on any established stock exchange, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or such other exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination.
(r)     “Officer” means a person who is an officer of the Company.
(s)    “Option” means an Option granted pursuant to Section 6 of the Plan.
(t)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

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(u)    “Plan” means this Shape Security, Inc. Amended and Restated 2011 Stock Plan.
(v)    “Securities Act” means the Securities Act of 1933, as amended.
(w)    “Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.
(x)    “Stock Award” means an Award of Shares granted under Section 7 below, the rights of ownership of which may or may not be subject to restrictions prescribed by the Committee.
(y)    “Stock Unit” means an Award giving the right to receive Shares granted under Section 7 below.
17.    ADMINISTRATION.
(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee or an administrator, as provided in Section 3(c).
(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions, terms and conditions of each Award granted (which need not be identical as among Participants or as among types of Awards), including, without limitation: the time or times when a person shall be permitted to receive Shares or dollars pursuant to an Award, the number of Shares (if any) or dollars (if any) with respect to which an Award shall be granted to each such person, the exercise or purchase price (if any) of an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any other restriction (including forfeiture restriction), limitation or term of any Award, based in each case on such factors as the Board, in its sole discretion, shall determine; provided, however, that such provisions, terms and conditions are not inconsistent with the terms of the Plan.
(ii)    In order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.
(iii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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(iv)    To amend the Plan or an Award as provided in Section 12.
(v)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
(c)    Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Board or the Committee may further delegate its authority and responsibilities under the Plan to an Officer. However, if administration is delegated to an Officer, such Officer may grant Awards only within guidelines established by the Board or the Committee, and only the Board or the Committee may make an Award to an Officer or Director. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, or an Officer to whom authority has been delegated), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, and unless otherwise specified by the Board shall retain any authority granted to a Committee or individual hereunder unto itself.
18.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Awards, shall not exceed in the aggregate (including awards under the Shape Security, Inc. 2011 Stock Plan as set forth in Appendix A below) Sixty-Three Million Nine Hundred Seventy-Two Thousand Eight Hundred Sixty-Nine (63,972,869) Shares.
(b)    Reversion of Shares to the Share Reserve. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option or otherwise or Shares subject to a Stock Unit or Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. The provisions of this Section 4(b) are qualified by Section 4(a) such that the total number of Shares issued and outstanding under the Plan at any time may not exceed the number set forth in Section 4(a) (as adjusted under Section 11).
(c)    Source of Shares. The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.
19.    ELIGIBILITY.

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Awards may be granted to Employees, Directors and Consultants.
20.    OPTION PROVISIONS.
The Board may grant Options intended to qualify as incentive stock options under Section 422 of the Code, or Options other than incentive stock options. Incentive stock options shall be designated as such in the Option Award Agreements for those Options, may only be granted to Employees, shall not relate to more Shares than as provided in Section 4(a) (as adjusted under Section 11) and shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The following rules apply to Options:
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted. In the case of an incentive stock option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate (“10% Owner”), the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)    Exercise Price of an Option. The exercise price of each Option shall be at least equal to the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Option granted to a 10% Owner shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.
(c)    Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, check or wire transfer at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or subsequently by (1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (2) if, as of the date of exercise of an Option the Company then is permitting Employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing methods. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may

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be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
(d)    Transferability of an Option. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.
(e)    Vesting. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.
(f)    Termination of Continuous Service. In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(g)    Extension of Termination Date. Following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability), if the Participant would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or violate any prohibition on trading on the basis of possession of material nonpublic information involving the Company and its business, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such requirements.
(h)    Disability of Participant. In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

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(i)    Death of Participant. In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) or (2) the expiration of the term of such Option as set forth in the Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(j)    Exercise Generally. Options shall be considered exercised when the Company (or its authorized agent) receives (i) written or electronic notice from the person entitled to exercise the Option of intent to exercise a specific number of Shares, (ii) full payment or appropriate provision for payment in a form and method acceptable to the Board or Committee, for the Shares being exercised, and (iii) if applicable, payment or appropriate provision for payment of any withholding taxes due on exercise. An Option may not be exercised for a fraction of a Share.
(k)    Incentive Stock Option Limit. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which incentive stock options are exercisable for the first time by the Employee during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000.00), such Options shall be treated as nonstatutory stock options. For purposes of this Section 6(k), incentive stock options shall be taken into account in the order in which they were granted.
(l)    Administrator Discretion. Notwithstanding the provisions of this Section 6, the Board or the Committee shall have complete discretion exercisable at any time to (i) extend the period of time for which an Option is to remain exercisable, following the Participant’s termination of Continuous Service, but in no event beyond the expiration date for the Option, and (ii) permit the Option to be exercised, during the applicable post-termination exercise period, not only with respect to the number of Shares that were vested on the date of termination, but also with respect to additional Shares on such terms and conditions as the Board or Committee may determine.
21.    PROVISIONS OF STOCK AWARDS AND STOCK UNITS.
Each Award Agreement reflecting the issuance of a Stock Award or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each such Award Agreement shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

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(a)    Consideration. A Stock Award or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.
(b)    Vesting; Restrictions. Shares awarded under the Award Agreement reflecting a Stock Award or Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.
(c)    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the Award Agreement.
(d)    Transferability. Rights to acquire Shares under a Stock Award or Stock Unit Award Agreement shall not be transferable except by will or by the laws of descent and distribution, and Shares issued upon vesting of a Stock Award or Stock Unit shall be issuable during the lifetime of the Participant only to the Participant.
22.    COVENANTS OF THE COMPANY.
(a)    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Awards.
(b)    Securities Law Compliance. If the Company does not obtain from any regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.
23.    USE OF PROCEEDS FROM STOCK; UNFUNDED PLAN.
Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the      Company. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards hereunder, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any asset which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor any party authorized to administer the Plan be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor any party authorized to administer the Plan shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

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24.    GENERAL.
(a)    Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, become exercisable or be settled in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first vest, be exercised or be settled.
(b)    Leave of Absence. The Board (or any other party to whom such authority has been delegated) shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence consistent with law.
(c)    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to Shares underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Stock Awards or Stock Units. Furthermore, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option may not be contingent, directly or indirectly on the exercise of the Option, and must comply with or qualify for an exemption under Section 409A. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award. Unless otherwise determined by the Board, no dividends or dividend equivalents shall be paid to Participants with respect to Awards.
(d)    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms or, in the case of a Stock Award or Stock Unit, the Shares have been issued to the Participant.
(e)    No Employment or other Service Rights. Nothing in the Plan or any instrument executed or any Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(f)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
(g)    Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award; (iii) authorizing the Company to withhold amounts from amounts otherwise deliverable to the Participant as a result of Awards; or (iv) delivering to the Company owned and unencumbered Shares.
(h)    Stock Unit Repurchase Limitation. The terms of any repurchase option for a Stock Unit or Share shall be specified in the Award and may be at the Fair Market Value of the stock subject to the Award at the time of repurchase, at the original price or on such terms and conditions as the Board may determine (and as shall be reflected in the Award Agreement); provided however that this Section 10(h) shall in no way limit the Company’s ability to adjust any Award as provided under Section 11 below.
(i)    No Repricing. In no event shall the Board or Committee have the right, without shareholder approval, to (i) lower the price of an Option after it is granted, except in connection with adjustments provided in Section 11; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option at a time when its exercise or grant price exceeds the fair market value of the underlying Share, in exchange for cash or another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section

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10(i) shall in no way limit the Company’s ability to adjust Awards as provided under Section 11 below.
(j)    Interpretation of Plan and Awards. In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. All questions arising under the Plan or under any Award shall be decided by the Board or the Committee in its or their total and absolute discretion and such decisions shall be final and binding on all parties.
(k)    Electronic Communication. Any document required to be delivered under the Plan, including under the Applicable Laws, may be delivered in writing or electronically. Signature may also be electronic if permitted by the Board or the Committee, and if permitted by Applicable Law.
(l)    Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.
(m)    Participants in Non-US Jurisdictions. Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Directors who are not U.S. citizens on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States in which the Company or any Affiliate may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.
(n)    Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.
25.    ADJUSTMENTS UPON CHANGES IN STOCK.

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(a)    Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) , and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(a)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Option or other Award shall terminate immediately prior to the consummation of such proposed action.
(b)    Change in Control. In the event of a Change in Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent award substituted by the successor corporation or an Affiliate of the successor corporation. The Committee shall not be required to treat all Awards similarly in the transaction.
Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Awards acquired pursuant thereto, the holder of the Award shall vest in and have the right to exercise his or her outstanding Options as to all of the Shares subject to such Options, including Shares as to which such Option would not otherwise be vested or exercisable, and restrictions on all of the holder’s Awards shall lapse. In addition, if an Option is not assumed or substituted in the event of a Change in Control, the Committee shall notify the optionee in writing or electronically that the Option shall be exercisable for a period of time determined by the Committee in its sole discretion, and any Option not assumed or substituted for shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the Administrator.
For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in

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Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the Change in Control.
26.    AMENDMENT OF THE PLAN AND AWARDS.
(a)    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of any securities exchange listing requirements.
(b)    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.
(c)    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code or any other Applicable Law.
(d)    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e)    Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
27.    TERMINATION OR SUSPENSION OF THE PLAN.
(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date on which the Plan was first adopted by the Board and shareholders of the Company, which was November 30, 2011. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.
28.    COMPLIANCE WITH LAWS AND REGULATIONS.

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The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A and be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

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APPENDIX A
TO SHAPE SECURITY, INC.
2011 STOCK PLAN
This Appendix A sets forth the provisions of the Shape Security, Inc. 2011 Stock Plan as in effect prior to its amendment and restatement as of December 27, 2019. Awards granted under the Shape Security, Inc. 2011 Stock Plan prior to its amendment and restatement as of December 27, 2019 shall continue to be governed by the terms of the Shape Security, Inc. 2011 Stock Plan as set forth in this Appendix A.

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan permits the grant of Options and Stock Purchase Rights as the Administrator may determine.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.
(b)    “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Change in Control” means the occurrence of any of the following events:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change in Control; or
(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)    If the Company has filed a registration statement declared effective pursuant to Section 12(g) of the Exchange Act with respect to any of the Company’s securities, a

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change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(e)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.
(f)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(g)    “Common Stock” means the Common Stock of the Company.
(h)    “Company” means Shape Security, Inc., a Delaware corporation.
(i)    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.
(j)    “Director” means a member of the Board.
(k)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(l)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

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(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)    “Exchange Program” means a program under which (i) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower exercise prices and different terms), Options of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Option is reduced. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.
(o)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids were reported on that date, as applicable, on the last trading date such bids were reported); or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(p)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(q)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(r)    “Option” means a stock option granted pursuant to the Plan.
(s)    “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(t)    “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

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(u)    “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
(v)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)    “Plan” means this 2011 Stock Plan.
(x)    “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.
(y)    “Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.
(z)    “Securities Act” means the Securities Act of 1933, as amended.
(aa)    “Service Provider” means an Employee, Director or Consultant.
(bb)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.
(cc)    “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 7 below.
(dd)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to Options or Stock Purchase Rights and sold under the Plan is 63,972,869 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.
If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
4.    Administration of the Plan.

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(a)    Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;
(iii)    to determine the number of Shares to be covered by each such award granted hereunder;
(iv)    to approve forms of agreement for use under the Plan;
(v)    to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)    to institute an Exchange Program;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(viii)    to modify or amend each Option and Stock Purchase Right (subject to Section 19(c) of the Plan);
(ix)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and
(x)    to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.
(c)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

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5.    Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Stock Options.
(a)    Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
(b)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(1)    In the case of an Incentive Stock Option:
A.    granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.
B.    granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above in accordance with and pursuant to a transaction described in Section 424 of the Code.
(ii)    Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for at least the period required to avoid a charge to the Company’s reported earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of

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the Shares as to which such Option shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
(c)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.
Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the

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Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(iii)    Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(iv)    Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(v)    Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000.00), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(c)(v), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
7.    Stock Purchase Rights.

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(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it shall offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.
(b)    Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.
(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
(d)    Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.
8.    Tax Withholding. Prior to the delivery of any Shares pursuant to an Option or Stock Purchase Right (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Optionee’s FICA obligation) required to be withheld with respect to such Option or Stock Purchase Right (or exercise thereof). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, shall determine in what manner it shall allow an Optionee to satisfy such tax withholding obligation and may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one (1) or more of the following: (a) paying cash (or by check), (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to an Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount statutorily required to be withheld.
9.    Limited Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of

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descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee.
10.    Leaves of Absence.
(a)    Unless the Administrator provides otherwise, vesting of Options or Stock Purchase Rights granted hereunder to officers, Directors and Consultants shall be suspended during any unpaid leave of absence.
(b)    A Service Provider shall not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.
(c)    For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
11.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Option and Stock Purchase Right shall be treated as the Administrator determines, including, without limitation, that each Option and Stock Purchase Right be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Options or Stock Purchase Rights similarly in the transaction.

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Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Options and Stock Purchase Rights acquired pursuant thereto, the Optionee shall vest in and have the right to exercise his or her outstanding Options and Stock Purchase Rights as to all of the Shares subject to such Options and Stock Purchase Rights, including Shares as to which such Option or Stock Purchase Right would not otherwise be vested or exercisable, and restrictions on all of the Optionee’s Stock Purchase Rights shall lapse. In addition, if an Option or Stock Purchase Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be exercisable for a period of time determined by the Administrator in its sole discretion, and any Option or Stock Purchase Right not assumed or substituted for shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the Administrator.
For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.
12.    Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.
13.    No Effect on Employment or Service. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any participant any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.
14.    Conditions Upon Issuance of Shares.

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(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
15.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
16.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
17.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
18.    Term of Plan. Subject to stockholder approval in accordance with Section 17, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 19, it shall continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.
19.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability

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to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

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